                                                                     EXHIBIT 4.6

                                                                           FINAL

                  ASSIGNMENT, ASSUMPTION, AND CONSENT AGREEMENT

      This ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT ("Assignment"), is dated July 22, 2004, between QUEST CHEROKEE, LLC ("Assignor" or "Quest"), UBS AG ("Assignee"), BANK ONE, NA ("Bank One") and JPMORGAN CHASE BANK, for itself and as successor to Bank One ("JPMorgan" and such party and each of Assignor, Assignee and Bank One may individually be referred to as "Party" and collectively as "Parties"). Certain capitalized terms used in this Assignment shall have the meanings specified for such terms in Section 6(a) below.

      WHEREAS, Assignor and Bank One are parties in and to the Transaction(s) identified in Schedule 1 attached hereto (whether one or more, the "Transactions");

      WHEREAS, Assignor is willing to assign its rights and benefits, duties and obligations with respect to the Transactions to the Assignee, and Assignee is willing to accept such rights and benefits and assume such duties and obligations of Assignor with respect to the Transactions;

      WHEREAS, Bank One has entered into an arrangement with JPMorgan wherein Bank One would assign its rights and benefits, duties and obligations with respect to the Transactions to JPMorgan, and JPMorgan would accept such rights and benefits and assume such duties and obligations of Bank One with respect to the Transaction; and

      WHEREAS, it is proposed that, following the Service Time (as defined in Section 3 below), the Transactions be subject to that certain ISDA Master Agreement between Assignee and JPMorgan dated as of May 21, 1995, as amended and supplemented from time to time, governing the commodity to which the Transactions relate;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1. ASSIGNMENT AND ASSUMPTION.

            (a) Assignor hereby assigns, sells, transfers and conveys to the Assignee all right, title, benefit, privileges, and interest of Assignor in, and to the Transactions, between Assignor and Bank One (or Bank One's affiliates) and other records relating to the Transactions (collectively, the "Assets"), and Assignee hereby accepts assignment of such right, title, benefit, privileges, and interest. Such assignment is "AS IS, WHERE IS" and "WITH ALL FAULTS," except as otherwise specifically provided herein.

            (b) Assignor hereby delegates to Assignee, and Assignee hereby assumes and agrees to perform, the Liabilities of Assignor with respect to the Transactions which are to be performed or accrue after the Service Time, except to the extent such Liabilities arise from or relate to acts, omissions or events occurring or conditions existing prior to the Service Time and the Liabilities associated therewith (collectively, the "Assumed Liabilities"). All Liabilities other than the Assumed Liabilities (the "Excluded Liabilities"), including but not limited to those Liabilities relating to, resulting from, or arising out of any breach of contract or any other actual or alleged failure of Assignor to perform any obligation, in each case arising out of, or relating to, the Transactions or the performance thereof prior to the Service Time including any payment obligations arising from calculation periods prior to the Service Time shall be the obligation and responsibility of Assignor, and Assignee does not assume and shall not discharge, perform or be responsible in any way for any Excluded Liabilities.

Section 2. CONSENT TO ASSIGNMENT. Bank One and JPMorgan each hereby consent to the foregoing assignment by Assignor to Assignee of all the right, title, benefit, privileges, and interest of Assignor in, and to the Transactions pursuant to this Assignment, and the assumption by Assignee of the Assumed liabilities, and in connection therewith releases Assignor from the Assumed Liabilities and all of the terms, conditions, and covenants contained in the Transactions with respect to the Assumed Liabilities; provided that such release shall not be construed as releasing Assignor in any way from any Excluded Liabilities, which Bank One acknowledges and agrees are the sole obligation and responsibility of Assignor.

Section 3. MASTER AGREEMENT. Bank One and JPMorgan acknowledge and agree that
(i) the Transactions shall be evidenced by the confirmations attached hereto as Exhibit A (the "Trade Confirms") and shall be governed by and subject to that certain ISDA Master Agreement between Assignee and JPMorgan dated as of May 21, 1995 (the "UBS Master"). Bank One and JPMorgan acknowledge and agree that their execution and delivery of this Assignment shall constitute and be deemed as execution of the Trade Confirms. Bank One and JPMorgan acknowledge that the Trade Confirms specify as the "Trade Date" the trade date of the Transaction between Assignor and Assignee, include the "deal number" assigned to the Transaction by Assignor, and that such provisions are not substantive terms of the transactions contemplated thereby.

Section 4. SERVICE TIME. This Assignment shall become effective as of 11:59 p.m. (central daylight time) on July 22, 2004 (the "Service Time") provided that it shall have been executed by each of Assignor, Assignee, Bank One and JP Morgan and each Party shall have received from the other Parties a duly executed counterpart hereof. Facsimiles shall be effective as originals.

Section 5. REPRESENTATIONS AND WARRANTIES.

            (a) Power and Authority; Regulatory Approvals. Bank One, JPMorgan, Assignor and Assignee each represents and warrants to each of the other Parties hereto that as of the date hereof and as of the Service Time (i) it has all requisite power and authority to execute, deliver and perform its obligations under this Assignment and, in the case of Assignee (with respect to the Assumed Liabilities) and JPMorgan, to perform its obligations under the Transactions and
(ii) no consent, license, approval or authorization of, or other action by, or any notice, registration, declaration, or filing with, any court or administrative or governmental body or any other person or entity, except for the consent evidenced by this Assignment and such as have been obtained, is necessary in connection with the execution, delivery and performance by such Party of this Assignment or, in the case of Assignee (with respect to the Assumed Liabilities) and JPMorgan, the performance of the Transactions.

            (b) Transactions' Status. JPMorgan acknowledges as of the date hereof, and as of the Service Time after giving effect to the provisions of this Assignment, that (i) the

Transactions are in full force and effect and are legal, valid, and binding agreements of JPMorgan, enforceable against it in accordance with its terms, except in each case where enforceability may be limited or otherwise impacted by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies, (ii) no breach or default (or event or condition that, with notice or lapse of time or both would reasonably be expected to constitute a breach or default) by JPMorgan exists thereunder, and
(iii) to Bank One's knowledge, no breach or default by Assignor or other remedy triggering event (or event or condition that, with notice or lapse of time or both would reasonably be expected to constitute a breach, default, or other remedy triggering event) exists thereunder. Bank One further acknowledges that it has not entered into any written or oral amendments, supplements or other modifications of the Transactions.

Section 6. MISCELLANEOUS.

            (a) Definitions. As used in this Assignment, the following terms shall have the following meanings:

      "Liabilities" means all indebtedness, obligations, duties and other liabilities, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due with respect to the Transactions, including, but not limited to, any charges, fees, taxes (however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof), assessments, adders or surcharges imposed or authorized by any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or local government or other governmental body, agency, authority (including any state attorney's general office or office of consumer protection), department, commission, board, bureau, instrumentality, arbitrator or arbitral body (domestic or foreign).

            (b) Governing Law. The Assignment shall be governed by and construed in accordance with the laws of the State of New York.

            (c) Headings. The headings used in this Assignment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Assignment.

            (d) Successors; Counterparts; Facsimile Signatures. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, Bank One and JPMorgan and each of their respective successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original, and may be delivered by telecopier.

            (e) Other Agreements. Bank One and JPMorgan each hereby agrees that, as of the Service Time, Bank One and/or JPMorgan releases any liens on Quest's property delivered to Bank One as collateral or performance assurance under the ISDA Master Agreement dated December 22, 2003 between Bank One and Quest.

            (f) Further Assurances. The Parties hereto agree, each at its own expense, to perform all such further acts and execute and deliver all such further agreements, instruments and other documents as any other Party shall reasonably request to evidence more effectively the assignments, assumptions and consents made by the Parties under this Assignment.

      IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

                                                ASSIGNOR:
                                                QUEST CHEROKEE, LLC

                                                By: /s/ DAVID GROSE
                                                    ----------------------------
                                                Name: David Grose
                                                      --------------------------
                                                Title: Chief Financial Officer
                                                       -------------------------

                                                BANK ONE:
                                                BANK ONE, NA
ASSIGNOR:
UBS AG                                          By: /s/ ERIC W. BONATZ
By: UBS Energy LLC, As Agent                        ----------------------------
                                                Name: Eric W. Bonatz
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------

By: /s/ JEFFREY T. HODGE                        JPMORGAN:
    -------------------------------------       JPMORGAN CHASE BANK
Name: Jeffrey T. Hodge
      -----------------------------------
Title: Executive Director
       ----------------------------------

By: /s/ MARK TAYLOR                             By: /s/ WILLIAM SPOTA
    -------------------------------------           ----------------------------
Name: Mark Taylor                               Name: William Spota
      -----------------------------------             --------------------------
Title: Executive Director                       Title: Vice President
       ----------------------------------              -------------------------

                                   SCHEDULE I

REFERENCE      PRODUCT             INDEX          TRADE DATE
---------      -------             -----          ----------
03NG23688       Swap           Williams -- TOK     12/23/03
03NG23697       Swap           Williams -- TOK     12/23/03
03NG23714      Collar          Williams -- TOK     12/23/03
03NG23422       Swap             NYMEX (1)         12/11/03
03NG23684      Collar          Williams -- TOK     12/23/03
03NG23680      Collar          Williams -- TOK     12/23/03

                                    EXHIBIT A

                                 TRADE CONFIRMS

                                Deal No. AJQ450.1

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                               CONFIRMATION - SWAP

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.1

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Swap          TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas               COMMODITY UNIT: MMBtu (One Million
                                           British  Thermal Units)

      EFFECTIVE DATE: August 01, 2004      TERMINATION DATE: December 31, 2006

      NOTIONAL QUANTITY PER CALCULATION PERIOD: See Attachment

      CALCULATION PERIOD(S): Each calendar month beginning with August 01, 2004 and ending on December 31, 2006.

      PAYMENT DATE(S): See Attachment

      PARTY B PAYS FIXED PRICE: See Attachment

      PARTY A PAYS FLOATING PRICE: The settlement price for the last scheduled Trading Day of the NYMEX Henry Hub Natural Gas Futures Contract for the applicable Calculation Period

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five (5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                     JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:     <<SignatureGoesHere>>
Name:   <<SignerName>>
Title:  <<SignerTitle>>                   By: _________________________________
By:     <<Signature2GoesHere>>            Name: _______________________________
Name:   <<Signer2Name>>                   Title: ______________________________
Title:  <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                                               Deal No. AJQ450.1

                                   Attachment
                              Contract No. AJQ450.l

Quantity Measurement: MMBtu

                              Quantity Per Day Per                   Fixed Price
 Calculation Period            Calculation Period                    (per MMBtu)                      Payment Date
 ------------------            ------------------                    -----------                      ------------
August, 2004                         13,004                            $5.31500                          9/30/04
September. 2004                      13,004                            $5.31500                          10/29/04
October. 2004                        13,004                            $5.31500                          11/30/04
November, 2004                       16,004                            $5.31500                          12/30/04
December, 2004                       16,004                            $5.31500                          1/31/05
January, 2005                        14,328                            $4.68500                          2/28/05
February, 2005                       14,328                            $4.68500                          3/31/05
March, 2005                          14,328                            $4.68500                          4/29/05
April, 2005                          14,328                            $4.68500                          5/31/05
May, 2005                            14,328                            $4.68500                          6/30/05
June, 2005                           14,328                            $4.68500                          7/29/05
July, 2005                           14,328                            $4.68500                          8/31/05
August, 2005                         14,328                            $4.68500                          9/30/05
September. 2005                      14,328                            $4.68500                          10/31/05
October, 2005                        14,328                            $4.68500                          11/30/05
November, 2005                       18,328                            $4.68500                          12/30/05
December, 2005                       18,328                            $4.68500                          1/31/05
January, 2006                        15,382                            $4.53000                          2/28/06
February. 2006                       15,382                            $4.53000                          3/31/06
March, 2006                          15,382                            $4.53000                          4/28/06
April, 2006                          15,382                            $4.53000                          5/31/06
May, 2006                            15,382                            $4.53000                          6/30/06
June, 2006                           15,382                            $4.53000                          7/31/06
July, 2006                           15,382                            $4.53000                          8/31/06
August, 2006                         15,382                            $4.53000                          9/29/06
September, 2006                      15,382                            $4.53000                          10/31/06
October, 2006                        15,382                            $4.53000                          11/30/06
November, 2006                       15,382                            $4.53000                          12/29/06
December, 2006                       15,382                            $4.53000                          1/31/06

End Of Attachment

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH
                                                                               3

                                Deal No. AJQ450.2

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                               CONFIRMATION - SWAP

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.2

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Swap         TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: August 01, 2004     TERMINATION DATE: October 31, 2004

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 1,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Each calendar month beginning with August 01, 2004 and ending on October 31, 2004.

      PAYMENT DATE(S): The fifth (5th) Business Day succeeding the last Pricing Date for the applicable Calculation Period

      PARTY B PAYS FIXED PRICE: US Dollars $4.16900 per MMBtu

      PARTY A PAYS FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                    JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                   By: __________________________________
By:    <<Signature2GoesHere>>            Name: ________________________________
Name:  <<Signer2Name>>                   Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                Deal No. AJQ450.3

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                               CONFIRMATION - SWAP

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.3

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Swap         TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: August 01, 2004     TERMINATION DATE: October 31, 2004

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 3,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Each calendar month beginning with August 01, 2004 and ending on October 31, 2004.

      PAYMENT DATE(S): The fifth (5th) Business Day succeeding the last Pricing Date for the applicable Calculation Period

      PARTY B PAYS FIXED PRICE: US Dollars $4.20650 per MMBtu

      PARTY A PAYS FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                     JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                    By: __________________________________
By:    <<Signature2GoesHere>>             Name: ________________________________
Name:  <<Signer2Name>>                    Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                Deal No. AJQ450.4

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                               CONFIRMATION - CAP

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.4

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Cap          TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: November 01, 2004   TERMINATION DATE: October 31, 2005

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 4,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Monthly periods, with the first Calculation Period commencing on November 01, 2004 and the final Calculation Period ending on October 31, 2005

      PAYMENT DATE(S): See Attachment

      FIXED AMOUNT:

            FIXED PRICE PAYER: Party B

            FIXED PRICE: US Dollars $0.00 due to Party A on or before July 26, 2004

      FLOATING AMOUNT:

            FLOATING PRICE PAYER: Party A

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

      CAP PRICE (STRIKE PRICE): US Dollars $5.30000 per MMBtu

      FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                    JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                   By: __________________________________
By:    <<Signature2GoesHere>>            Name: ________________________________
Name:  <<Signer2Name>>                   Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                                               Deal No. AJQ450.4

                                   Attachment
                              Contract No. AJQ450.4

Calculation Period                     Payment Date
------------------                     ------------
November, 2004                         12/7/04
December, 2004                         1/7/05
January, 2005                          2/7/05
February, 2005                         3/7/05
March, 2005                            4/7/05
April, 2005                            5/9/05
May, 2005                              6/7/05
June, 2005                             7/7/05
July, 2005                             8/8/05
August, 2005                           9/7/05
September. 2005                        10/7/05
October, 2005                          12/7/05

End of Attachment

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                Deal No. AJQ450.5

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                              CONFIRMATION - FLOOR

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.5

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Floor        TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: November 01, 2004   TERMINATION DATE: October 31, 2005

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 4,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Monthly periods, with the first Calculation Period commencing on November 01, 2004 and the final Calculation Period ending on October 31, 2005

      PAYMENT DATE(S): See Attachment

      FIXED AMOUNT:

            FIXED PRICE PAYER: Party A

            FIXED PRICE: US Dollars $0.00 due to Party B on or before July 26, 2004

      FLOATING AMOUNT:

            FLOATING PRICE PAYER: Party B

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

      FLOOR PRICE (STRIKE PRICE): US Dollars $4.25000 per MMBtu

      FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                     JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                    By: __________________________________
By:    <<Signature2GoesHere>>             Name: ________________________________
Name:  <<Signer2Name>>                    Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                                               Deal No. AJQ450.5

                                   Attachment
                              Contract No. AJQ450.5

Calculation Period                     Payment Date
------------------                     ------------
November, 2004                         12/7/04
December, 2004                         1/7/05
January, 2005                          2/7/05
February, 2005                         3/7/05
March, 2005                            4/7/05
April, 2005                            5/9/05
May, 2005                              6/7/05
June, 2005                             7/7/05
July, 2005                             8/8/05
August, 2005                           9/7/05
September. 2005                        10/7/05
October, 2005                          12/7/05

End of Attachment

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                Deal No. AJQ450.6

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                               CONFIRMATION - CAP

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.6

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Cap          TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: August 01, 2004     TERMINATION DATE: October 31, 2004

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 2,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Monthly periods, with the first Calculation Period commencing on August 01, 2004 and the final Calculation Period ending on October 31, 2004

      PAYMENT DATE(S): The fifth (5th) Business Day succeeding the last Pricing Date for the applicable Calculation Period

      FIXED AMOUNT:

            FIXED PRICE PAYER: Party B

            FIXED PRICE: US Dollars $0.00 due to Party A on or before July 26, 2004

      FLOATING AMOUNT:

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

            FLOATING PRICE PAYER: Party A

            CAP PRICE (STRIKE PRICE): US Dollars $5.50000 per MMBtu

            FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                   JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                  By: __________________________________
By:    <<Signature2GoesHere>>           Name: ________________________________
Name:  <<Signer2Name>>                  Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                Deal No. AJQ450.7

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                              CONFIRMATION - FLOOR

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.7

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Floor        TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: August 01, 2004     TERMINATION DATE: October 31, 2004

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 2,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Monthly periods, with the first Calculation Period commencing on August 01, 2004 and the final Calculation Period ending on October 31, 2004

      PAYMENT DATE(S): The fifth (5th) Business Day succeeding the last Pricing Date for the applicable Calculation Period

      FIXED AMOUNT:

            FIXED PRICE PAYER: Party A

            FIXED PRICE: US Dollars $0.00 due to Party B on or before July 26, 2004

      FLOATING AMOUNT:

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

            FLOATING PRICE PAYER: Party B

            FLOOR PRICE (STRIKE PRICE):  US Dollars $4.15000 per MMBtu

            FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                   JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                  By: __________________________________
By:    <<Signature2GoesHere>>           Name: ________________________________
Name:  <<Signer2Name>>                  Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                Deal No. AJQ450.8

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                               CONFIRMATION - CAP

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.8

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Cap          TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: August 01, 2004     TERMINATION DATE: October 31, 2004

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 1,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Monthly periods, with the first Calculation Period commencing on August 01, 2004 and the final Calculation Period ending on October 31, 2004

      PAYMENT DATE(S): The fifth (5th) Business Day succeeding the last Pricing Date for the applicable Calculation Period

      FIXED AMOUNT:

            FIXED PRICE PAYER: Party B

            FIXED PRICE: US Dollars $0.00 due to Party A on or before July 26, 2004

      FLOATING AMOUNT:

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

            FLOATING PRICE PAYER: Party A

            CAP PRICE (STRIKE PRICE): US Dollars $5.50000 per MMBtu

            FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                  JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                 By: __________________________________
By:    <<Signature2GoesHere>>          Name: ________________________________
Name:  <<Signer2Name>>                 Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                Deal No. AJQ450.9

                                                                  UBS ENERGY LLC
                                       Acting as agent for UBS AG, London Branch
                                                 677 Washington Blvd, Floor 10-N
                                                              Stamford, CT 06901
                                                           Phone: (203) 719-3000
                                                             Fax: (203) 719-5091

                              CONFIRMATION - FLOOR

To:  JPMorgan Chase Bank ("Party B")     Date: July 22, 2004
Attention: Document Department           From: UBS AG, London Branch ("Party A")
Fax No.: (212) 623-2511                  Re: Swap AJQ450.9

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This facsimile supplements, forms part of, is subject to and constitutes a "Confirmation" under the ISDA Master Agreement dated as of May 21, 1997, as amended and supplemented from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

      TRANSACTION: Commodity Floor        TRADE DATE: July 22, 2004

      COMMODITY: Natural Gas              COMMODITY UNIT: MMBtu (One Million
                                          British Thermal Units)

      EFFECTIVE DATE: August 01, 2004     TERMINATION DATE: October 31, 2004

      NOTIONAL QUANTITY PER CALCULATION PERIOD: 1,000 MMBtu multiplied by the number of days in the relevant Calculation Period

      CALCULATION PERIOD(S): Monthly periods, with the first Calculation Period commencing on August 01, 2004 and the final Calculation Period ending on October 31, 2004

      PAYMENT DATE(S): The fifth (5th) Business Day succeeding the last Pricing Date for the applicable Calculation Period

      FIXED AMOUNT:

            FIXED PRICE PAYER: Party A

            FIXED PRICE: US Dollars $0.00 due to Party B on or before July 26, 2004

      FLOATING AMOUNT:

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

            FLOATING PRICE PAYER: Party B

            FLOOR PRICE (STRIKE PRICE): US Dollars $4.15000 per MMBtu

            FLOATING PRICE: The Williams Natural Gas Co. - Texas, Oklahoma, Kansas Index price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" section located in the first issue of Inside F.E.R.C.'s Gas Market Report published during the applicable Calculation Period

      For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

      If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

UBS AG, London Branch                    JPMorgan Chase Bank

By: UBS Energy LLC, as agent
By:    <<SignatureGoesHere>>
Name:  <<SignerName>>
Title: <<SignerTitle>>                   By: __________________________________
By:    <<Signature2GoesHere>>            Name: ________________________________
Name:  <<Signer2Name>>                   Title: _______________________________
Title: <<Signer2Title>>

            UBS ENERGY LLC ACTING AS AGENT FOR UBS AG, LONDON BRANCH

                                                                               2